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                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2000, except as to the information in Note R for which the date is February 28, 2000, relating to the financial statements, which appear in Vertex Pharmaceuticals Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
May 24, 2000